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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        PINNACLE WEST CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                              [PINNACLE WEST LOGO]

                        PINNACLE WEST CAPITAL CORPORATION
                              POST OFFICE BOX 52132
                           PHOENIX, ARIZONA 85072-2132

                           NOTICE AND PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                             WEDNESDAY, MAY 21, 2003

To Our Shareholders:

     You are invited to attend the 2003 Annual Meeting of shareholders of Pinnacle West Capital Corporation to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona at 10:30 a.m. on Wednesday, May 21, 2003. At this meeting, we are asking you to vote on the following proposals in addition to any other business that may properly come before the meeting:

     (1)  Election of four (4) directors; and

     (2)  Consideration of a shareholder proposal, if presented, at the meeting.

     All shareholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the meeting. Shares can be voted at the meeting only if the holder is present or represented by proxy.

                                   By order of the Board of Directors,

                                   NANCY C. LOFTIN

                                   NANCY C. LOFTIN
                                   Vice President, General Counsel and Secretary

Approximate date of mailing to shareholders:
April 9, 2003

================================================================================
We encourage each shareholder to sign and return the enclosed proxy card or to use telephone or internet voting. Please see our general information section for information about voting by telephone, internet or mail.
================================================================================

                                TABLE OF CONTENTS

GENERAL INFORMATION....................................................................................1-3
  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
  WHO IS ENTITLED TO VOTE?
  HOW DO I VOTE?
  IS MY VOTE CONFIDENTIAL?
  WHAT CONSTITUTES A QUORUM?
  WHAT ARE THE BOARD'S RECOMMENDATIONS?
  WHAT IS REQUIRED TO APPROVE THE ITEMS TO BE VOTED ON?
  WILL SHAREHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?
  WHO IS ENTITLED TO ATTEND THE ANNUAL MEETING?
  CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
PROPOSAL 1 - ELECTION OF DIRECTORS.....................................................................3-4
  WHO WILL BE ELECTED AT THE ANNUAL MEETING?
  WHICH DIRECTORS ALSO SERVE ON THE BOARD OF A SUBSIDIARY?
  WHO ARE THE CURRENT NOMINEES?
WHICH DIRECTORS WILL CONTINUE IN OFFICE?...............................................................5-6
HOW MANY SHARES OF PINNACLE WEST STOCK ARE OWNED BY MANAGEMENT AND LARGE SHAREHOLDERS?.................7-8
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..................................................8
THE BOARD AND ITS COMMITTEES..........................................................................9-12
  HOW OFTEN DID THE BOARD MEET DURING 2002?
  WHAT ARE THE COMMITTEES THE BOARD HAS ESTABLISHED?
  WHAT ARE THE RESPONSIBILITIES OF THE AUDIT COMMITTEE?
  WHAT ARE THE RESPONSIBILITIES OF THE HUMAN RESOURCES COMMITTEE?
  WHAT ARE THE RESPONSIBILITIES OF THE CORPORATE GOVERNANCE COMMITTEE?
  WHAT ARE THE RESPONSIBILITIES OF THE FINANCE AND OPERATING COMMITTEE?
  WHO IS THE BOARD'S PRESIDING DIRECTOR?
  HOW ARE DIRECTORS COMPENSATED?
  DO WE HAVE INDEPENDENT DIRECTORS?
  IS THERE A MANDATORY RETIREMENT AGE FOR DIRECTORS?
AUDIT MATTERS........................................................................................12-13
  REPORT OF THE AUDIT COMMITTEE
  WHO ARE THE COMPANY'S INDEPENDENT ACCOUNTANTS AND WILL THEY BE AT THE ANNUAL MEETING?
  WHAT FEES WERE PAID TO OUR INDEPENDENT ACCOUNTANTS IN 2002?
PERFORMANCE GRAPH.......................................................................................14
EXECUTIVE COMPENSATION...............................................................................15-26
  REPORT OF THE HUMAN RESOURCES COMMITTEE
  HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  WHAT COMPENSATION WAS PAID TO THE NAMED EXECUTIVE OFFICERS IN 2002?
  WHAT OPTIONS WERE GRANTED TO THE NAMED EXECUTIVE OFFICERS IN 2002?
  WHAT OPTIONS WERE EXERCISED BY THE NAMED EXECUTIVE OFFICERS IN 2002?
  WHAT LONG TERM INCENTIVE PLAN AWARDS WERE GIVEN TO THE NAMED EXECUTIVE OFFICERS IN 2002?
  WHAT ARE THE COMPANY'S EXECUTIVE BENEFIT PLANS?
PROPOSAL 2 - SHAREHOLDER PROPOSAL....................................................................26-28
  WHAT IS THE SHAREHOLDER'S PROPOSAL?
  WHAT IS THE BOARD'S RESPONSE TO THE PROPOSAL?
ADDITIONAL INFORMATION..................................................................................29
  HOW DO WE SUBMIT SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING?
  HOW MANY ANNUAL REPORTS AND PROXY STATEMENTS ARE DELIVERED TO A SHARED ADDRESS?
  HOW MUCH DID THIS PROXY SOLICITATION COST?
APPENDIX A - AUDIT COMMITTEE CHARTER.................................................................30-34
APPENDIX B - CORPORATE GOVERNANCE GUIDELINES.........................................................35-37
APPENDIX C - DIRECTOR INDEPENDENCE STANDARDS.........................................................38-39

                               GENERAL INFORMATION

     This proxy statement contains information regarding the Company's 2003 Annual Meeting of shareholders to be held at the Herberger Theater Center, 222 East Monroe, Phoenix, Arizona at 10:30 a.m. on Wednesday, May 21, 2003. The enclosed proxy is being solicited by the Company's Board of Directors.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting you will vote on the matters outlined in the notice of meeting on the cover page of this proxy statement.

WHO IS ENTITLED TO VOTE?

     All shareholders at the close of business on March 21, 2003 (the record date) are entitled to vote at the meeting. Each holder of outstanding Company common stock is entitled to one vote per share held as of the record date on all matters on which shareholders are entitled to vote, except for the election of directors, in which case "cumulative" voting applies (see "What is required to approve the items to be voted on?" on page 2 of this proxy statement). At close of business on the record date there were 91,257,883 shares of common stock outstanding.

HOW DO I VOTE?

     You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the meeting, you may vote in one of three ways:

     VOTE BY INTERNET. The web site address for internet voting is on your proxy card. Internet voting is available 24 hours a day; or

     VOTE BY TELEPHONE. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or

     VOTE BY MAIL. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

     If you vote by telephone or internet, DO NOT mail your proxy card.

IS MY VOTE CONFIDENTIAL?

     Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting your votes; and persons who need access for legal reasons.

WHAT CONSTITUTES A QUORUM?

     To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares as of the record date are represented in person or by proxy. Shares owned by the Company are not considered to be present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting, but will have no effect on the outcome of Proposal 2.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in the proxy statement. In summary, the Board recommends a vote:

     *    FOR election of the nominated slate of directors (see Proposal 1); and
     *    AGAINST approval of the shareholder proposal (see Proposal 2).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, their own discretion.

WHAT IS REQUIRED TO APPROVE THE ITEMS TO BE VOTED ON?

     ELECTION OF DIRECTORS. Individuals receiving the highest number of votes will be elected. The number of votes which a shareholder may cast is calculated by multiplying the number of shares of common stock owned by the shareholder as of the record date by the number of directors to be elected. Any shareholder may cumulate his or her votes by casting them all in person or by proxy for any one nominee, or by distributing them among two or more nominees. Abstentions and broker non-votes will not be counted towards a nominee's total.

     OTHER ITEMS. For each other item, the affirmative vote of a majority of the shares voted on that item will be required for approval. Abstentions and broker non-votes on a proposal will have no effect on the outcome of the proposal.

WILL SHAREHOLDERS BE ASKED TO VOTE ON ANY OTHER MATTERS?

     The Board of Directors is not aware of any other matters that will be brought before the shareholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their own judgment. Shareholders attending the meeting may directly vote on those matters or they may vote by proxy.

WHO IS ENTITLED TO ATTEND THE ANNUAL MEETING?

     You or your validly designated proxy may attend the meeting if you were a shareholder as of the record date; however, the Board of Directors may limit the number of proxy representatives if a shareholder sends several representatives to the meeting.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

     Even after you have submitted your proxy card or voted by telephone or online, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

WHO WILL BE ELECTED AT THE ANNUAL MEETING?

     The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of approximately equal size (Class I, Class II, and Class III). Each class serves for a period of three years, although occasionally a director may be elected for a shorter term in one class in order to keep the number of directors in each class approximately equal.

     The shareholders will elect four (4) Class III directors this year to serve as members of the Board until the Annual Meeting of shareholders in 2006 or until their successors are elected and qualified. If one or more of the four (4) nominees becomes unavailable to serve prior to the meeting date, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the number of directors in the affected class.

     The first table identifies the Class III director nominees, followed by two tables identifying continuing directors. Nominees furnished the information as of March 21, 2003. The term "APS" refers to Arizona Public Service Company, and the term "PWEC" refers to Pinnacle West Energy Corporation, the Company's principal subsidiaries.

WHICH DIRECTORS ALSO SERVE ON THE BOARD OF A SUBSIDIARY?

     The following Company directors also serve as directors for the following Company subsidiaries:

Arizona Public Service Company: Messrs. Basha, Davis, Gallagher, Herberger, Jamieson, Lopez, Matlock, Nordstrom and Post, and Mmes. Grant, Hesse and Munro

Pinnacle West Energy Corporation: Messrs. Basha, Gallagher, Herberger, Jamieson, Lopez, Matlock, Nordstrom, Post and Stewart, and Mmes. Grant, Hesse and Munro

SunCor Development Company: Messrs. Gallagher, Lopez and Post and Ms. Grant

El Dorado Investment Company: Messrs. Gallagher, Matlock and Post

NAC Holding Inc./NAC International Inc.: Messrs. Matlock and Post

WHO ARE THE CURRENT NOMINEES?

     The nominees for election to Class III directors are set forth on the table on the following page:

                  NOMINEES FOR ELECTION TO CLASS III DIRECTORS
                     (TERM EXPIRING AT 2006 ANNUAL MEETING)

     NAME                  AGE             OCCUPATION, BUSINESS & DIRECTORSHIPS             DIRECTOR SINCE
     ----                  ---             ------------------------------------             --------------
Jack E. Davis              56      President  of the  Company  since  February  2001.            2001
                                   President and Chief Executive Officer of APS since
                                   September  2002. From October 1998 until September
                                   2002,  Mr.  Davis  served  as  President,   Energy
                                   Delivery  and Sales of APS.  Mr.  Davis  served as
                                   Executive  Vice  President  and  Chief   Operating
                                   Officer of the Company from April 2000 to February
                                   2001.  He has served in various APS  positions  as
                                   follows:  Executive  Vice  President of Commercial
                                   Operations  from  September  1996 to October 1998;
                                   and Vice  President,  Generation and  Transmission
                                   from June 1993 to September 1996.

Pamela Grant               64      Civic  leader.  President  of  TableScapes,   Inc.            1985
                                   (party  supply  rentals)  from July  1989  through
                                   January  1995.  Ms. Grant was President and CEO of
                                   Goldwaters Department Stores (general mercantile),
                                   a division of May Department Stores,  from January
                                   1987 to April 1988.  From November 1978 to January
                                   1987,  she  was  President,  Chairman  and  CEO of
                                   Goldwaters   Department   Stores,  a  division  of
                                   Associated Dry Goods.

Martha O. Hesse            60      President  of Hesse Gas  Company  since  1990.  In            1991
                                   1990, Ms. Hesse served as Senior Vice President of
                                   First Chicago  Corporation  (financial  services);
                                   and from  1986 to 1989,  she was  Chairman  of the
                                   Federal Energy Regulatory Commission.  She is also
                                   a director of Laidlaw Inc., Terra Industries Inc.,
                                   Mutual Trust Life Insurance  Company and AMEC plc.

William S. Jamieson, Jr.   59      President of the Institute for Servant  Leadership            1991
                                   of Asheville,  North  Carolina since January 1999.
                                   Prior to that, Mr.  Jamieson was Vice President of
                                   the Institute of Servant Leadership and an Adjunct
                                   Member  of the  Bishop's  staff  of the  Episcopal
                                   Diocese  of  Arizona.  Formerly,  he was  also the
                                   Archdeacon  of the  Episcopal  Diocese of Arizona.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  ELECTION OF THE NOMINATED SLATE OF DIRECTORS.

WHICH DIRECTORS WILL CONTINUE IN OFFICE?

The incumbent directors are set forth on the tables below and on the following page:

                           INCUMBENT CLASS I DIRECTORS
                     (TERM EXPIRING AT 2004 ANNUAL MEETING)

     NAME                  AGE             OCCUPATION, BUSINESS & DIRECTORSHIPS             DIRECTOR SINCE
     ----                  ---             ------------------------------------             --------------
Roy A. Herberger, Jr.      60      President of  Thunderbird,  The American  Graduate            1992
                                   School of  International  Management,  since 1989.
                                   Mr.   Herberger  is  also  a  director  of  Action
                                   Performance Companies, Inc.

Humberto S. Lopez          57      President   of   HSL   Properties   (real   estate            1995
                                   development and investment), Tucson, Arizona since
                                   1975.  Mr.  Lopez  is also a  director  of Bank of
                                   Tucson and Capitol Bancorp Ltd.

Robert G. Matlock          69      Independent  management  consultant  since 1984 to            2000
                                   various   governmental    agencies   involved   in
                                   developing   nuclear   energy   resources  and  to
                                   utilities operating nuclear facilities.

Kathryn L. Munro           54      Chairman of BridgeWest  LLC  (investment  company)            2000
                                   since February 1999.  From 1996 to 1998, Ms. Munro
                                   served  as  CEO of  Bank  of  America's  Southwest
                                   Banking  Group,  and  was  President  of  Bank  of
                                   America  Arizona  from 1994 to 1996.  Ms. Munro is
                                   also a director of FLOW International  Corporation
                                   and Capitol Bancorp Ltd.

William L. Stewart         59      Mr.  Stewart  announced  his  retirement  from the            2001
                                   Company  effective  December 1, 2003.  Mr. Stewart
                                   will be transitioning his duties to other officers
                                   in the Company until his  retirement.  Mr. Stewart
                                   served  as Chief  Executive  Officer  of PWEC from
                                   October 2002 until  January 2003 and  President of
                                   PWEC from October  1999 until  January  2003.  Mr.
                                   Stewart  served as President,  Generation,  of APS
                                   from October  1998 to October  2002.  Mr.  Stewart
                                   served as Executive  Vice  President of Generation
                                   of APS from  September  1996 to October  1998,  as
                                   well as Executive Vice President,  Nuclear, of APS
                                   from May 1994 to September  1996. Mr. Stewart will
                                   remain on the  Board of  Directors  following  his
                                   retirement.

                          INCUMBENT CLASS II DIRECTORS
                     (TERM EXPIRING AT 2005 ANNUAL MEETING)

     NAME                  AGE             OCCUPATION, BUSINESS & DIRECTORSHIPS             DIRECTOR SINCE
     ----                  ---             ------------------------------------             --------------
Edward N. Basha, Jr.       65      Chairman of the Board of Bashas' supermarket chain            1999
                                   since 1968 and an Arizona  civic leader  dedicated
                                   to multiple Arizona community projects.

Michael L. Gallagher       58      Attorney-at-law and Chairman Emeritus of Gallagher            1999
                                   & Kennedy, PA, Phoenix, Arizona.

Bruce J. Nordstrom         53      Certified   public   accountant  at  the  firm  of            2000
                                   Nordstrom and Associates, PC, Flagstaff,  Arizona,
                                   since 1988.

William J. Post            52      Chairman  of  the  Board  of  the  Company   since            1997
                                   February   2001  and  CEO  of  the  Company  since
                                   February  1999.  Mr. Post has served as an officer
                                   of  the  Company   since  1995  in  the  following
                                   additional   capacities:   from   August  1999  to
                                   February 2001 as President;  from February 1997 to
                                   February 1999 as President;  and from June 1995 to
                                   February  1997 as Executive  Vice  President.  Mr.
                                   Post  is also  Chairman  of the  Board  of APS and
                                   PWEC,  and has held various  officer  positions at
                                   APS since  1982.  He is also a director  of Phelps
                                   Dodge Corporation.

HOW MANY SHARES OF PINNACLE WEST STOCK ARE OWNED BY MANAGEMENT AND LARGE SHAREHOLDERS?

         The following table shows the amount of Pinnacle West common stock owned by our directors, nominees, named executive officers, other executive officers and those persons who beneficially own 5% or more of our common stock. Unless otherwise indicated, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned.

         The address of listed shareholders not otherwise set forth below is P.O. Box 52132, Phoenix, Arizona 85072-2132. Unless otherwise indicated, all information is as of March 21, 2003, the record date for the Annual Meeting.

                                                      NUMBER OF SHARES       SHARES ACQUIRABLE
                     NAME                          BENEFICIALLY OWNED (1)    WITHIN 60 DAYS (2)    PERCENT OF CLASS
-----------------------------------------------    ----------------------    ------------------    ----------------
DIRECTORS AND NOMINEES:
-----------------------------------------------
     Edward N. Basha, Jr.                                     5,735                    0                     *
     Jack E. Davis                                           44,945               65,750                     *
     Michael L. Gallagher                                     5,491                    0                     *
     Pamela Grant                                            15,749                7,000 (3)                 *
     Roy A. Herberger, Jr.                                   10,460                    0                     *
     Martha O. Hesse                                         12,858                7,000 (3)                 *
     William S. Jamieson, Jr.                                 7,790                    0                     *
     Humberto S. Lopez                                       26,447                    0                     *
     Robert G. Matlock                                        5,589                    0                     *
     Kathryn L. Munro                                         4,014                    0                     *
     Bruce J. Nordstrom                                       6,528                    0                     *
     William J. Post                                         62,871              246,000                     *
     William L. Stewart                                      50,063               60,416                     *

OTHER OFFICERS NAMED ON PAGE 20:
-----------------------------------------------
     James M. Levine                                         33,259               34,001                     *
     Steven M. Wheeler                                        6,104                3,834                     *

ALL DIRECTORS, NOMINEES, NAMED OFFICERS, AND
EXECUTIVE OFFICERS AS A GROUP (25 PERSONS) (4):             425,235              615,636                  1.14%

5% BENEFICIAL OWNERS (5):
-----------------------------------------------
Wellington Management Company LLP                        12,083,861                                      13.37%
     75 State Street
     Boston, MA 02109

J.P. Morgan Chase & Co.                                   8,072,664                                        8.9%
     270 Park Ave.
     New York, NY 10017

                                                      NUMBER OF SHARES       SHARES ACQUIRABLE
                     NAME                          BENEFICIALLY OWNED (1)    WITHIN 60 DAYS (2)    PERCENT OF CLASS
-----------------------------------------------    ----------------------    ------------------    ----------------
5% BENEFICIAL OWNERS (5):
-----------------------------------------------
Barclays Global Investors, N.A. and                      5,491,765                                        6.07%
     Affiliates
     45 Freemont Street
     San Francisco, CA 94105

----------
*Represents less than 1% of the outstanding common stock.

     (1) Does not include shares that could be purchased by the exercise of options available at March 21, 2003 or within 60 days thereafter under the Company's stock option plans. Those shares are shown in a separate column on this table.

     (2) Reflects the number of shares that could be purchased by the exercise of options available at March 21, 2003 or within 60 days thereafter under the Company's stock option plans.

     (3) These options were provided to Mmes. Grant and Hesse in lieu of director's fees under the Director's Stock Option Plan, adopted in July 1990, which was discontinued in 1994.

     (4) Number of shares beneficially owned in table includes shares held in joint tenancy, joint trust and/or family trusts.

     (5) Wellington Management Company, LLP Schedule 13G filing, dated February 14, 2003, reports beneficial ownership of 12,083,861 shares with shared voting power as to 5,206,622 and shared dispositive power as to 12,083,861 shares. J. P. Morgan Chase & Co. Schedule 13G filing, dated February 10, 2003, reports beneficial ownership of shares with shared voting power as to 123,898 shares and shared dispositive power as to 341,425 shares. Barclays Global Investors, N.A. and affiliates 13G filing, dated February 10, 2003. The Company makes no representations as to the accuracy or completeness of such information and believes these filings represent share ownership as of December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). The Company receives and reviews copies of such reports. Based solely on this review, the Company believes that its directors, officers, and greater than 10% beneficial owners complied with their respective Section 16(a) 2002 reporting requirements on a timely basis.

                          THE BOARD AND ITS COMMITTEES

HOW OFTEN DID THE BOARD MEET DURING 2002?

     The full Board of Directors met twelve (12) times during 2002. Each director attended at least ninety-five percent of the meetings of the full Board and any committees on which he or she served.

WHAT ARE THE COMMITTEES THE BOARD HAS ESTABLISHED?

     The Board has a standing Audit Committee, Human Resources Committee, Corporate Governance Committee and Finance and Operating Committee. The Audit Committee, Human Resources Committee and Corporate Governance Committee are made up of independent directors (see "Do we have independent directors" below). The following table sets forth the membership of these committees as of the date of this proxy statement:

                                            HUMAN       CORPORATE    FINANCE AND
                               AUDIT      RESOURCES    GOVERNANCE     OPERATING
DIRECTOR                     COMMITTEE    COMMITTEE     COMMITTEE     COMMITTEE
--------                     ---------    ---------     ---------     ---------
Edward N. Basha, Jr.             *                          *
Jack E. Davis                                                              *
Michael L. Gallagher                          *            **
Pamela Grant                     *           **             *
Roy A. Herberger, Jr.                         *             *             **
Martha O. Hesse                 **                          *              *
William S. Jamieson, Jr.                      *             *
Humberto S. Lopez                *                          *
Robert G. Matlock                             *             *
Kathryn L. Munro                                            *              *
Bruce J. Nordstrom               *                          *
William J. Post                                                            *

----------
*    Member
**   Chair

WHAT ARE THE RESPONSIBILITIES OF THE AUDIT COMMITTEE?

     The functions of the Audit Committee, which held seven (7) meetings in 2002, are to assist the Board in fulfilling its responsibility for oversight of
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements and ethical standards. The Audit Committee has the sole responsibility for the appointment, compensation and oversight of the Company's independent auditors. The Board revised the written charter for the Audit Committee, and the revised charter is attached to this proxy statement as APPENDIX A. Members of the Audit Committee are independent as defined in Section 303.01 of the New York Stock Exchange ("NYSE") Listed Company Manual Rules; proposed NYSE Listed Company Manual Rules (the "NYSE Proposed Rules"), which are discussed below; proposed SEC rules defining audit committee member independence under Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"); and the Company's Director Independence Standards. The Board has also determined that Ms. Hesse, the Chair of the Audit Committee, is an "audit committee financial expert" within the meaning of the SEC rules implementing Section 407 of Sarbanes-Oxley.

WHAT ARE THE RESPONSIBILITIES OF THE HUMAN RESOURCES COMMITTEE?

     The functions of the Human Resources Committee, which held seven (7) meetings in 2002, are to review the Company's general compensation strategy; review and approve policies on compensation, benefits, and perquisites, including incentive cash-compensation plans, equity participation, or other forms of executive incentives; review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the "CEO"), assess the CEO's performance in light of these goals and objectives, and set the CEO's compensation level based on this assessment; recommend persons to the full Board for election or appointment as officers; and recommend to the full Board the form and amount of director compensation. Members of the Human Resources Committee are independent as defined in the NYSE Proposed Rules and the Company's Director Independence Standards.

WHAT ARE THE RESPONSIBILITIES OF THE CORPORATE GOVERNANCE COMMITTEE?

     The Corporate Governance Committee is responsible for developing policies and practices relating to corporate governance, including the development of the Company's Corporate Governance Guidelines, which are attached to this proxy statement as APPENDIX B. Additional functions of the Corporate Governance Committee include the identification of individuals qualified to become members of the Board of Directors and to recommend director nominees to the full Board. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Corporate Secretary in accordance with the applicable provisions of the Company's Articles of Incorporation and Bylaws. The Corporate Secretary must receive the nomination no later than November 21, 2003. Copies of the Company's Articles of Incorporation and Bylaws are available upon written request of the Corporate Secretary.

     The Corporate Governance Committee consists of all of the Company's non-management directors, each of whom is independent under the NYSE Proposed Rules and the Company's Director Independence Standards. The NYSE Proposed Rules require that non-management directors meet at regularly scheduled sessions without management. The Company voluntarily elected to comply with the NYSE Proposed Rules. The Corporate Governance Committee met once in 2002 without management present. In addition, non-management members of the Board of Directors also met two (2) times in 2002.

WHAT ARE THE RESPONSIBILITIES OF THE FINANCE AND OPERATING COMMITTEE?

     The responsibilities of the Finance and Operating Committee include reviewing the Company's historical and projected financial performance and maintaining an awareness of issues affecting the Company's financial condition; and reviewing and recommending Board action on Company construction budgets, financing plans, investment strategies relating to Company benefit plans and nuclear decommissioning funds. The Finance and Operating Committee held seven
(7) meetings in 2002.

WHO IS THE BOARD'S PRESIDING DIRECTOR?

     In September 2002, the Board created a new position of presiding director, whose responsibility is to preside over the periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. The presiding director also oversees the annual self-assessment process of the Board of Directors and Board Committees.

The non-management members of the Board of Directors have designated Michael L. Gallagher to serve in this position. Shareholders and other interested parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so in writing to Presiding Director, Pinnacle West Capital Corporation, Station 9068, P.O. Box 53999, Phoenix, Arizona 85072-3999.

HOW ARE DIRECTORS COMPENSATED?

     Only non-employee (outside) directors are compensated for Board service. Directors receive $24,000 in annual retainer fees and they are eligible for grants of stock and non-qualified options under a non-employee director equity plan. Under the plan, a director receives 900 shares of stock each year. On or before December 31 of a director's first year on the Board, the director must own or acquire at least 900 shares of common stock as a condition to receiving the 900-share grant. This ownership requirement increases by 900 shares annually until it reaches 4,500 shares. Grants of non-qualified options to directors are discretionary. To date, no such option grants have been made under the plan.

     Directors are paid $900 for each Board meeting attended and $700 for each committee meeting attended. Company directors who also serve as directors of the APS and PWEC Boards do so for no additional compensation. Company directors who serve on the SunCor Board or the El Dorado Board receive $5,000 in annual retainer fees and $500 for each Board meeting attended. Company directors who serve on the NAC Board receive $6,000 in annual retainer fees and $500 for each Board meeting attended. As noted above, Messrs. Gallagher and Lopez and Ms.
Grant serve as directors of SunCor, Messrs. Gallagher and Matlock serve as directors of El Dorado, and Mr. Matlock serves as a director of NAC. In addition, one director (currently Mr. Matlock) serves as the Board's liaison to the APS nuclear oversight group, for which the director receives $5,000 per quarter in additional director's fees.

DO WE HAVE INDEPENDENT DIRECTORS?

     The NYSE has proposed amendments to the NYSE Listed Company Manual Rules, which if adopted, will require companies listed on the NYSE to have a majority of independent directors. The NYSE Proposed Rules describe certain relationships that prevent a director from being independent and require a company's board of directors to make director independence determinations in all other circumstances. The Company has voluntarily elected to comply with the NYSE director independence requirements in advance of the adoption of the NYSE Proposed Rules. In March 2003, the Company's Board of Directors adopted Director Independence Standards to assist it in determining each director's independence. These Director Independence Standards are attached to this proxy statement as APPENDIX C. The Board recognizes that the final rules ultimately adopted may require modification to the Director Independence Standards or ratification or reevaluation of director independence determinations.

     In accordance with the NYSE Proposed Rules and the Director Independence Standards, the Board of Directors has determined that ten (10) of the Company's thirteen (13) directors are independent. The ten (10) independent directors are Messrs. Basha, Gallagher, Herberger, Jamieson, Lopez, Matlock and Nordstrom and Mmes. Grant, Hesse and Munro. Messrs. Davis, Stewart and Post are not independent because of their employment with the Company.

IS THERE A MANDATORY RETIREMENT AGE FOR DIRECTORS?

     Yes. Section 3.02 of the Company's Bylaws provides that a person will not qualify for election as a director, whether initially or on re-election, or by appointment, if such person's 70th birthday occurs on or has occurred before the date of such election, re-election or appointment.

                                  AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors submitted the following audit report:

     In accordance with its written charter adopted by the Board of Directors (the "Board"), the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements and ethical standards. The Audit Committee has the sole responsibility for the appointment, compensation and oversight of the Company's independent auditors. As part of its responsibility regarding the oversight of the independent auditors, the Audit Committee has a policy of requiring the lead audit partner to rotate every five years. Consistent with Sarbanes-Oxley, the Audit Committee reviewed the Company's June 30, 2002 and September 30, 2002 Form 10-Q Reports with management, the Company's independent auditor, and the Company's internal auditors before such documents were filed with the SEC. As part of that review, the Audit Committee reviewed the Company's disclosure controls and procedures and the process by which the Company's chief executive officer and chief financial officer satisfied their obligations to certify certain aspects of the Company's SEC filings pursuant to SEC requirements and Sections 302 and 906 of Sarbanes-Oxley. During the 2002 fiscal year, the Audit Committee met seven (7) times.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from Deloitte & Touche LLP, the Company's independent auditor, a formal written statement describing all relationships between the auditor and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditor any relationships that may impact the auditor's objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee further determined that the other services provided to the Company for which the auditor received the fees disclosed on page 13 of this proxy statement were compatible with maintaining the auditor's independence. The Committee also discussed the quality and adequacy of the Company's internal controls with the Company's director of audit services, management, and the independent auditor.

     The Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. The Committee also discussed the results of internal audit examinations.

     The Audit Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with the Company's management, director of audit services and the independent auditor. Management is responsible for the Company's financial reporting process, including the Company's system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing and rendering an opinion on those financial statements. The Committee's responsibility is to monitor these processes.

     Based on the aforementioned review and discussions with management and the independent auditor, the Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

     The Audit Committee has approved the retention of Deloitte & Touche LLP to serve as independent auditor for the Company for 2003.


COMMITTEE CHAIRMAN                      COMMITTEE MEMBERS
Martha O. Hesse                         Edward N. Basha, Jr.
                                        Pamela Grant
                                        Humberto S. Lopez
                                        Bruce J. Nordstrom

WHO ARE THE COMPANY'S INDEPENDENT ACCOUNTANTS AND WILL THEY BE AT THE ANNUAL MEETING?

     As noted above, the Audit Committee has approved the retention of Deloitte & Touche LLP, independent certified public accountants, to examine the Company's financial statements for the year ending December 31, 2003. The Company expects that representatives of that firm will be present at the Annual Meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

WHAT FEES WERE PAID TO OUR INDEPENDENT ACCOUNTANTS IN 2002?

     AUDIT FEES: The aggregate fees billed for Deloitte & Touche LLP services rendered for the audit of the Company's annual financial statement for 2002 and for review of financial statements included in Forms 10-Q were $1,029,900.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Deloitte & Touche LLP rendered no services or bills for financial information systems and implementation in 2002.

     ALL OTHER FEES: The aggregate fees billed for Deloitte & Touche LLP services rendered for all services in 2002, other than the audit services described above, were $994,506. This amount includes $684,865 for audit-related services and $309,641 for other services.

                                PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for Pinnacle West Capital Corporation stock, the Standard & Poor's 500 Stock Index, and the Edison Electric Institute Index of Investor-Owned Electrics. The graph assumes that $100 was invested on the last trading day in 1997 in Company stock and in the market represented by each of the two indices, and that any dividends were reinvested.

                               1997     1998     1999     2000     2001     2002
                               ----     ----     ----     ----     ----     ----
Pinnacle West                   100      103       77      124      113       97
S&P 500 Index                   100      129      156      141      125       97
EEI Electric Index              100      114       93      137      125      107

                                    [GRAPH]

                             EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors submitted the following report on executive compensation for the fiscal year ended December 31, 2002:

WHAT ARE THE COMMITTEE'S RESPONSIBILITIES?

     The Human Resources Committee of the Board of Directors of Pinnacle West Capital Corporation is responsible for compensation matters regarding executive officers. The duties of the Committee include the review of management's plans and programs for the attraction, retention, succession, motivation and development of the human resources needed to achieve corporate objectives. The Committee also reviews and approves policies on compensation, benefits, and perquisites, including incentive cash-compensation plans, equity participation or other forms of executive incentives. The Committee annually reviews the goals and performance of all executive officers of the Company, including a review of all compensation, benefits, and perquisites for such officers, in order to ensure that there is equity in the compensation practices and general integrity in conforming to approved plans and policies.

ARE THE MEMBERS OF THE COMMITTEE INDEPENDENT?

     The Board of Directors has determined the members of the Committee are independent under the NYSE Proposed Rules and the Company's Director Independence Standards (see APPENDIX C beginning on page 38). To further ensure the Committee's independence, the Committee has sole authority to retain and terminate any consulting firm used to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the consulting firm's fees and other retention terms.

WHAT ARE THE OBJECTIVES OF THE COMPANY'S COMPENSATION PROGRAM?

     The objectives of the Company's executive compensation program are to encourage outstanding performance and promote shareholder return by:

     * aligning the financial interests of the Company's key leaders with those of the Company's shareholders, on both a short-term and a long-term basis;

     *    providing   incentives  for  achieving  and  exceeding  the  Company's short-term and long-term objectives; and

     * attracting, retaining and rewarding key leaders critical to the Company's success by providing competitive total compensation.

WHAT ARE THE COMPONENTS OF THE COMPANY'S COMPENSATION PROGRAM?

     In late 2001, the Committee, together with an outside executive compensation consultant, undertook a comprehensive and in-depth evaluation of the Company's historical and prospective executive compensation policies. The consultant provided detailed compensation analyses to the Committee for determining the competitiveness of the Company's compensation components and provided guidance to the Committee in establishing an executive compensation plan. The consultant provided numerous compensation scenarios and plan design alternatives to the Committee to assist the Committee in determining a comprehensive compensation strategy. The resulting compensation analysis consisted of a blended market comprised of 50% weighted for the utility labor market and 50% weighted for the general industry labor market, adjusted for the Company's size and taking into account the specific duties assigned to each executive officer.

     The Committee formulated its views about the responsibilities, skills, expertise and performance of all executive officers, with input from Messrs. Post, Davis and Stewart regarding performances other than their own, and applied these views in conjunction with information provided by the consultant. The Company's compensation program consists of three major elements: base salary, annual incentives and long-term incentives.

     BASE SALARY. The Committee reviews competitive salary information and individual salaries for executive officers on an annual basis. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, business performance and current compensation compared to market practices. Except with respect to Mr. Post, who is discussed separately below, the base salaries paid to the Company's executive officers during 2002 overall were competitive with the median salaries in both the utility industry and the compensation analysis blended market.

     ANNUAL INCENTIVES. The Company has used incentive programs for all its employees for a number of years. For 2002, except with respect to Mr. Post, who is discussed separately below, the Committee established an incentive payment program for executive officers based upon Company earnings and business unit performance objectives. For 2002, the incentive opportunities were designed to pay out total cash compensation (base salary plus incentive) at or near the median of the compensation analysis if performance objectives were achieved.

     The Committee assessed the attainment levels of the performance objectives in early 2003. The Committee recommended to the Board, and the Board awarded, incentive payments to executive officers based primarily on the exceptional operational performance of the Company's core business units. Examples of exceptional operational performance in 2002 include the following: APS reduced its retail rates by 1.5%, resulting in an overall reduction of 14.5% since 1994; APS was rated as the highest investor owned utility in the West for customer satisfaction by its residential and mid-sized customers; APS met the demands of customer growth, which growth was three times the national average; APS had its best service reliability since 1995, in part by substantially upgrading the APS transmission and distribution system; the Company added more than 1,100 megawatts of new generating capacity on time and under budget; and the Palo Verde Nuclear Generating Station achieved a record 30.8 billion kilowatt hours of output and a 94.4% capacity factor while maintaining an outstanding safety record. The Committee also took note of the fact that earnings were below the target primarily due to non-recurring charges, including charges resulting from the Company's voluntary workforce reduction (which is expected to produce expense savings of $30 million before taxes in 2003) and the cancellation of Redhawk Units 3 and 4 (which will substantially improve future year cash flows and reduce the Company's exposure to risk in the merchant industry sector). The awards were at or near 25% of the maximum incentive opportunity, and are reflected in the bonus column of the Summary Compensation Table on page 20.

     Messrs. Stewart and Levine also received additional incentive compensation based upon the achievement of nuclear operational objectives. This compensation is included in the bonus column of the Summary Compensation Table on page 20.

     LONG-TERM INCENTIVES. The Committee believes management's performance is ultimately judged by the delivery of returns to shareholders in the form of share price appreciation and dividends over time. To achieve this, the Committee intends that grants of stock options, performance shares and stock ownership incentives, which create a personal investment in the Company, serve as significant components of the total compensation package for officers and key management employees of the Company and its subsidiaries.

     The Committee believes senior management of the Company and its subsidiaries should have a significant, ongoing personal investment in the Company. To that end, awards tied to Company stock, in addition to being compensatory in nature, are used to encourage targeted levels of individual stock ownership.

     To promote the Company's long-term incentive objectives, the Company sought and obtained shareholder approval of the Pinnacle West Capital Corporation 2002 Long-Term Incentive Plan (the "2002 Plan") at the 2002 Annual Meeting. Awards and grants under the 2002 Plan are made at the discretion of the committee responsible for administering the 2002 Plan. In June 2002, three forms of awards were granted under the 2002 Plan to executive officers and other key employees. The types of awards and the terms of the awards under the 2002 grants were as follows:

     * Performance-accelerated stock options. Under these awards, the stock options vest 33% each year; however, the last two vesting periods of the normal three-year vesting period will be accelerated by up to one year if the Company's annual earnings per share growth exceeds that of the S&P Electric Utilities Index. Value to the executive is determined through the stock option component only when the Company's stock price appreciates above the price at the time the option was granted. The 2002 stock options were granted at an exercise price of $38.37 per share. See the 2002 Option Grants Table on page 21 of this proxy statement for additional information about the 2002 option grants.

     * Performance share awards. Under these awards, each recipient is entitled to receive shares of common stock at the end of a three-year period based upon the Company's earnings per share growth rate during that three-year period compared to the earnings per share growth rate of all relevant companies in the S&P Electric Utilities Index. For the performance share awards granted in 2002, the three-year performance period is from January 1, 2002 to December 31, 2004. The earnings per share growth rate for the three-year performance period is the compounded annual-growth rate of a company's earnings per share from continuing operations, on a fully diluted basis, during the three-year period. The amount of shares awarded is determined by the Company's relative percentile ranking in the Index during the three year performance period. See the 2002 Performance Share Awards table on page 22 of this proxy statement for additional information regarding 2002 performance share awards.

     * Stock ownership awards. Under these awards, each recipient who owned an amount of stock equal to a specified multiple of base salary, was entitled to receive up to 4% of the number of shares of common stock owned by the recipient during 2002 if the Company's 2002 earnings met a specified threshold. The share ownership requirements for executive officers are 5 times base salary in the case of the CEO; 3 times base salary in the case of the presidents of the Company, APS, and PWEC; 2 times base salary in the case of executive vice presidents and senior vice presidents; and 1.75 times base salary in the case of all other officers. The 2002 earnings threshold was not met, so no common stock was granted under the stock ownership awards.

     A select committee, currently consisting of Ms. Grant and Messrs. Herberger and Jamieson, administers the Company's stock-based compensation plans. This committee determines the size of awards in part by assessing competitive grant practices for comparable positions and by allocating equity awards based on the executive's contributions to the organization.

     OTHER PROGRAMS. The Company also provides its officers and key managers with life and medical insurance; pension, savings and compensation deferral programs; and other benefits and perquisites that are competitive with market practices.

HOW IS THE COMPANY'S CEO COMPENSATED?

     The Committee reviews and approves corporate goals and objectives relevant to the CEO's compensation, assesses the CEO's performance in light of these goals and objectives and sets the CEO's compensation level based on this assessment. In determining the CEO's compensation, the Committee considers the Company's performance and relative shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in past years. As part of the Committee's strategy in aligning CEO compensation with Company performance and shareholder return, Mr. Post's total annual compensation is targeted at the median of the compensation analysis; however, his base salary is designed to be below the median of the compensation analysis, with an offsetting higher annual incentive opportunity, so that if performance objectives are met, Mr. Post's total cash compensation would be competitive. In 2002, his total annual compensation was below the median.

     In December 2002, Mr. Post's salary as Chairman of the Board and Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of APS was increased from $600,000 to $750,000. This was the first increase in Mr. Post's base salary since November 2000. The Committee provided this increase to Mr. Post in order to recognize his contributions to the Company and in order to move his base salary closer to the median of the compensation analysis. However, consistent with the compensation approach discussed in the preceding paragraph, his salary still remains below the median salary level of chief executive officers in the compensation analysis.

     For 2002, the Committee established an incentive payment program for Mr. Post based upon Company earnings and individual performance. The award granted to Mr. Post under his annual incentive program was $250,000, or approximately 17% of his maximum incentive opportunity. Mr. Post's maximum award opportunity under this program was 200% of his base salary. During 2002, Mr. Post was also granted the stock options, performance shares and stock ownership incentives reflected in the Summary Compensation Table on page 20. These awards are intended to meet the compensation objectives discussed above.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Publicly-traded corporations generally are not permitted to deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent the compensation qualifies as "performance-based." While the Committee strongly believes in rewarding performance through the bonus and equity participation programs, certain features of these programs do not fit the law's definition of "performance-based," and therefore limited amounts of compensation may not be deductible.

COMMITTEE CHAIRMAN                       COMMITTEE MEMBERS
Pamela Grant                             Michael L. Gallagher
                                         Roy A. Herberger, Jr.
                                         William S. Jamieson, Jr.
                                         Robert G. Matlock

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Human Resources Committee is or has been an employee of the Company. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company's executive officers. Mr. Gallagher is Chairman Emeritus of Gallagher & Kennedy, PA, a law firm which provided legal services to the Company in 2002 and which will provide such services in 2003. APS had a consulting agreement with Robert G. Matlock & Associates, Inc., of which Mr. Robert G. Matlock is President and Chief Executive Officer and fifty-percent owner. During 2002, the Company paid this company $14,272.00 for consulting services and expenses relating to the Company's nuclear operations. This consulting agreement was mutually terminated as of August 27, 2002.

WHAT COMPENSATION WAS PAID TO THE NAMED EXECUTIVE OFFICERS IN 2002?

     The table on the following page sets forth information concerning total compensation paid to the Company's CEO and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2002 (the "named executive officers") for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                                         ALL OTHER
                                                                               LONG-TERM COMPENSATION     COMPEN-
           NAME AND POSITION              YEAR       ANNUAL COMPENSATION                AWARDS           SATION (2)
--------------------------------------    ----    ------------------------    -----------------------    ----------
                                                                              RESTRICTED
                                                                                STOCK
                                                                              AWARDS ($)
                                                  SALARY ($)    BONUS ($)         (1)         OPTIONS        ($)
--------------------------------------    ----    ----------    ---------     ----------      -------      -------
William J. Post                           2002      601,250      250,000             0        108,000       56,982
 Chairman of the Board and CEO and        2001      600,000      900,000       548,730         65,000       34,004
 Chairman of the Board of APS             2000      519,000      540,000       572,390         65,000       21,107

Jack E. Davis                             2002      535,094      104,203        76,740         51,500       53,411
 President of the Company and             2001      432,817      337,503       306,022         26,250       28,966
 President and CEO of APS                 2000      396,253      268,231       319,218         46,250       17,000

William L. Stewart                        2002      464,925      195,547        76,740         45,500       41,727
 Retiring CEO and President of PWEC       2001      464,000      390,521       306,022         26,250       32,499
                                          2000      464,000      526,812       319,218         26,250       27,747

James M. Levine                           2002      434,096      170,183        76,740         15,625       80,897
 Executive Vice President of APS          2001      328,338      267,944       109,746         13,000       42,339
 Generation and CEO of PWEC               2000      320,004      178,924       114,478         13,000       24,143

Steven M. Wheeler (3)                     2002      286,934       39,000             0         13,750        9,056
 Senior Vice President, Regulation        2001      137,502      243,002       381,483         11,500        1,123
 System Planning and Operations of APS

----------
(1) The value of the restricted stock is based on the closing price of the Company's common stock on the date the restricted stock was granted. Except as described for Messrs. Davis, Levine, Stewart and Wheeler in the subsequent sentences, the restrictions lapse on restricted stock awards upon (i) the passage of three years from the date of grant or upon retirement after the age of 60 and (ii) the holding of certain numbers of unrestricted shares for certain periods of time as determined by the Human Resources Committee at the time of the grant. During 2002, Messrs. Stewart, Davis and Levine received 2,000 shares of restricted stock that vested upon the date of grant. During 2001, Mr. Wheeler received 6,000 shares of restricted stock of which 3,000 shares vested upon his arrival at the Company and the remaining 3,000 shares vested on the first anniversary of his date of hire. Any dividends paid on the restricted stock will be held by the Company until the restrictions lapse. The number and value (at market) of aggregate restricted shareholdings as of the end of 2002 were:
     Mr. Post - 27,350 shares,  $932,362; Mr. Stewart - 10,500 shares, $357,945;
     Mr. Davis - 10,500 shares,  $357,945; Mr. Levine - 5,200 shares,  $177,268;
     Mr. Wheeler - 2,300 shares, $78,407. In addition, as shown on page 22 of this proxy statement, in the 2002 Performance Share Awards table, the named executive officers were granted long-term incentive plan awards. Under the terms of the grants, whether a common stock payment, if any, is made will not be determined until after the end of the performance period. However, in accordance with SEC reporting requirements, the number (based on target) and value (at market) of the 2002 Performance Share Awards as of the end of 2002 were: Mr. Post - 21,600 shares, $736,344; Mr. Stewart - 9,100 shares, $310,219; Mr. Davis - 10,300 shares, $351,127; Mr. Levine - 3,125 shares,
     $106,531; and Mr. Wheeler - 2,750 shares, $93,748.

(2) The amounts in this column for 2002 consist of Company matching contributions to the Company's employees' savings plan: Mr. Post - $5,500, Mr. Davis - $5,500, Mr. Levine - $5,500, and Mr. Wheeler - $2,595; the above-market portion of interest accrued under a deferred compensation plan: Mr. Post - $44,987, Mr. Davis - $47,911, Mr. Stewart - $20,103, Mr.
     Levine - $73,310, and Mr. Wheeler - $6,461, and life insurance premiums (and gross-up on the premium for Mr. Stewart) paid by the Company for: Mr. Post - $6,495, Mr. Stewart - $21,624, and Mr. Levine - $2,087.

(3)  Mr. Wheeler joined the Company as an executive officer in June of 2001.

WHAT OPTIONS WERE GRANTED TO THE NAMED EXECUTIVE OFFICERS IN 2002?

     The following table sets forth information with respect to option grants to the named executive officers during 2002. In the third quarter of 2002, the Company changed to the fair value method of accounting for stock-based compensation, as provided for in SFAS No. 123. The fair value method of accounting is the preferred method. In accordance with the transition requirements of SFAS No. 123, the Company applied the fair method prospectively, beginning with the 2002 stock grants. In prior years, we recognized expense based on the intrinsic value method allowed in APB No. 25.

                            OPTION GRANTS DURING 2002


                         PERFORMANCE       PERCENTAGE OF
                       OPTIONS GRANTED     TOTAL OPTIONS
                           IN 2002        GRANTED TO ALL     EXERCISE PRICE                          GRANT DATE
NAME                    (SHARES) (1)     EMPLOYEES IN 2002     (PER SHARE)     EXPIRATION DATE    PRESENT VALUE (2)
----                    ------------     -----------------     -----------     ---------------    -----------------
William J. Post           108,000             17.88%             $38.37            6/18/2012          $665,194

Jack E. Davis              51,500              8.53%             $38.37            6/18/2012          $317,199

William L. Stewart         45,500              7.53%             $38.37            6/18/2012          $280,244

James M. Levine            15,625              2.59%             $38.37            6/18/2012          $ 96,238

Steven M. Wheeler          13,750              2.28%             $38.37            6/18/2012          $ 84,689

----------
(1) Performance Options are subject to special vesting schedules that may be accelerated based upon the achievement of pre-established performance targets determined by the Committee. Options vest annually in installments of 33% per year beginning on the first anniversary of the date of grant. Upon achievement of the annual performance targets, the vesting period will be accelerated by as much as one year. All options not already exercisable will become exercisable if an individual retires on or after the age of 60 or, at the Human Resources Committee's discretion, under certain circumstances. No SARs have been granted.

(2) The Black-Scholes option-pricing model was chosen to estimate the present value. The basic assumptions used in the model were expected volatility of 22.59%; risk-free rate of return of 4.17%; dividend yield of 4.17%; and time to exercise of five years. The actual value to an executive, if any, will depend on whether the stock price appreciates above the exercise price at the time the option is exercised. The grant date present value set forth in the table is provided in accordance with the valuation methodology set forth in the SEC requirements.

WHAT OPTIONS WERE EXERCISED BY THE NAMED EXECUTIVE OFFICERS IN 2002?

     The table set forth on the following page provides information with respect to options exercised by the named executive officers and year-end values.

                  OPTION EXERCISES IN 2002 AND YEAR-END VALUES

                                                           NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                         SHARES                         OPTIONS AT FISCAL YEAR-END             AT FISCAL YEAR-END (2)
                      ACQUIRED ON       VALUE         -------------------------------     ------------------------------
NAME                    EXERCISE     REALIZED (1)     EXERCISABLE       UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----                  -----------    ------------     -----------       -------------     -----------      -------------
William J. Post              0              0           232,000            201,000          $414,630               $0

Jack E. Davis           12,499        191,191 (3)        59,083             84,417                $0          $46,202

William L. Stewart           0              0            60,416             71,750                $0               $0

James M. Levine         12,000        187,920 (3)        34,001             28,624                $0               $0

Steven M. Wheeler            0              0             3,834             21,416                $0               $0

----------
(1) Value of options exercised is the market value of the shares on the exercise date minus the exercise price.

(2) The value of unexercised options equals the market value of Company common stock on December 31, 2002 ($34.09 per share) minus the exercise price of options.

(3) Messrs. Davis and Levine retained all shares received upon the exercise of options, except for those sold solely for the purpose of meeting option costs and tax-withholding requirements.

WHAT LONG TERM INCENTIVE PLAN AWARDS WERE GIVEN TO THE NAMED EXECUTIVE OFFICERS IN 2002?

     The following table sets forth information with respect to long-term incentive awards to the Company's named executive officers during 2002. For additional information regarding these awards, see "Report of the Human Resources Committee - Long-Term Incentives" on page 17.

                          2002 PERFORMANCE SHARE AWARDS

                                                              ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE BASED PLANS
                                                              ----------------------------------------------------------
                         NUMBER     PERFORMANCE PERIOD          BELOW                                ABOVE
NAME                   OF SHARES       UNTIL PAYOUT           THRESHOLD     THRESHOLD     TARGET     TARGET     MAXIMUM
----                   ---------       ------------           ---------     ---------     ------     ------     -------
William J. Post         21,600     1/1/2002 - 6/16/2005           0           10,800      21,600     32,400      43,200

William L. Stewart(1)    9,100     1/1/2002 - 6/16/2005           0              N/A       9,100        N/A         N/A

Jack E. Davis           10,300     1/1/2002 - 6/16/2005           0            5,150      10,300     15,450      20,600

James M. Levine          3,125     1/1/2002 - 6/16/2005           0            1,562       3,125      4,687       6,250

Steven M. Wheeler        2,750     1/1/2002 - 6/16/2005           0            1,375       2,750      4,125       5,500

Except for Mr. Stewart, who is discussed separately below, the performance share awards in the preceding table are payable at the end of the three-year performance period. The amount of the payout may increase or decrease based upon the Company's earnings per share growth rate as compared to the earnings per share growth rate of the S & P Utilities Index during the performance period. The amount of the payout will be determined by the percentile relative ranking; however, in no event will an employee be entitled to receive a number of performance shares greater than two times the base grant. The Company will accrue and hold any dividends on the performance shares until the award is vested and distributed.

(1) Mr. Stewart's award will become payable at the time of his retirement and is not subject to the same performance criteria as noted above, nor will he be entitled to receive an amount greater than the initial shares awarded to him.

WHAT ARE THE COMPANY'S EXECUTIVE BENEFIT PLANS?

   EMPLOYEES' RETIREMENT PLAN AND SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN

     The Company maintains a tax-qualified, non-contributory retirement plan for salaried employees and a Supplemental Excess Benefit Retirement Plan that provides additional retirement benefits for key salaried employees. The following table illustrates the annual benefits that would be provided under the Company Employees' Retirement Plan and the Supplemental Excess Benefit Retirement Plan to the Company's officers retiring at age 65 or later at the indicated compensation and years of service levels.

                                            YEARS OF SERVICE
 AVERAGE ANNUAL         -------------------------------------------------------
COMPENSATION (1)             5             10             20         25 OR MORE
----------------        ----------     ----------     ----------     ----------

  $  100,000            $   15,000     $   30,000     $   50,000     $   60,000
     200,000                30,000         60,000        100,000        120,000
     300,000                45,000         90,000        150,000        180,000
     400,000                60,000        120,000        200,000        240,000
     500,000                75,000        150,000        250,000        300,000
     600,000                90,000        180,000        300,000        360,000
     700,000               105,000        210,000        350,000        420,000
     800,000               120,000        240,000        400,000        480,000
     900,000               135,000        270,000        450,000        540,000
   1,000,000               150,000        300,000        500,000        600,000
   1,100,000               165,000        330,000        550,000        660,000
   1,200,000               180,000        360,000        600,000        720,000
   1,300,000               195,000        390,000        650,000        780,000
   1,400,000               210,000        420,000        700,000        840,000
   1,500,000               225,000        450,000        750,000        900,000

----------
(1) Benefits are calculated on a straight-life annuity basis. Benefits listed in the Table are not subject to deductions for Social Security or other offset amounts.

     Compensation under the Employees' Retirement Plan consists solely of average base compensation up to $200,000 (as adjusted for cost-of-living), including any amounts voluntarily deferred under the Company's 401(k) plan and salary reduction contributions under the Company's flexible benefits plan and its qualified transportation arrangement under Section 132(f) of the Internal Revenue Code. The Employees' Retirement Plan does not include amounts voluntarily deferred under other deferred compensation plans, bonuses or incentive pay. The Supplemental Excess Benefit Retirement plan does include, subject to certain exceptions, these additional components of compensation plus base salary beyond the $200,000 limit. Benefits payable under this plan that are in excess of the benefits payable under the Employees' Retirement Plan (as a qualified defined benefit pension plan, the Employees' Retirement Plan is limited pursuant to the Internal Revenue Code) are payable from the general assets of the Company. For purposes of the retirement plans, the average monthly compensation is the average of the highest 36 consecutive months in the final 10 years of employment.

     The number of credited years of service for each of the named executive officers and the average monthly compensation upon which payments under the Employees' Retirement Plan and the

Supplemental Excess Retirement Benefit Plan would be based, as of December 31, 2002, are as follows: Mr. Post - 30 years, $99,408; Mr. Davis - 30 years, $59,187; Mr. Stewart - 9 years, $60,079, however, Mr. Stewart is entitled to a pension benefit equal to 80% of his average monthly wage on the date of his retirement, regardless of his years of service, using his current average monthly wage of $60,079, his annual benefit, calculated on the straight-life basis, currently equals $48,063 (see description of Mr. Stewart's employment agreement below); Mr. Levine - 18 years, $44,087, notwithstanding the table above, Mr. Levine's pension benefit will increase by 3% of average annual compensation for each additional year of service to age 60, so that his pension benefit will equal 70% of his average annual compensation if he remains employed until age 60 (see description of Mr. Levine's employment agreement below); and Mr. Wheeler - 14 years (see description of Mr. Wheeler's employment agreement below), $31,524. Except with respect to Mr. Wheeler, who is discussed separately below, although years of service begin accumulating on the date of employment, benefits do not vest until the completion of five years of service.

     In 1986 Mr. Post, and in 1984 and 1985 Mr. Davis, participated in Option II of the Arizona Public Service Company Deferred Compensation Plan, pursuant to which, each will receive an annual payment for a ten-year period following their retirement from the Company (the "Option II Plan"). The Option II Plan allows the participant to elect the post-retirement year in which the installment payments begin, provided the initial year is on or after the participant reaches sixty years of age and on or before the participant reaches seventy years of age. Under the Option II Plan, in the event Mr. Post elects to begin payments following his retirement upon reaching 60 years of age, his annual payment would be $162,020. In the event Mr. Davis elects to begin payments following his retirement upon reaching 60 years of age, his annual payment would be $152,037. Each year thereafter that the initial payment is delayed, the annual installment increases by 6.5%. The annual payments under the Option II Plan are forfeited if the participant is not employed by the Company or one of its subsidiaries at the time he becomes available for early retirement (age 55), in which case the participant is only entitled to receive amounts the participant contributed to the Option II Plan, plus interest. This forfeiture provision does not apply if the participant fails to reach retirement age with the Company or one of its subsidiaries as a result of death.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Under an employment agreement entered into in December of 1999 as amended effective as of January 1, 2002, between Mr. Stewart and APS, APS agreed to provide to Mr. Stewart a line of credit up to $1.2 million, drawable annually beginning January 3, 2000 in $400,000 increments with interest payable at 7.5%. All outstanding amounts are due March 31, 2005. Under the employment agreement, Mr. Stewart defers $400,000 in salary per year for a three-year period beginning in the year 2000, and the deferrals are credited with interest payable at 9%. The Company must pay deferred amounts to Mr. Stewart in a lump sum in 2005. In addition, Mr. Stewart is entitled to one additional payment of $800,000 on January 3, 2005. The agreement further provides that Mr. Stewart's pension benefit will be 80% of his average monthly wage on the date of his retirement.

     The Company and Mr. Wheeler entered into a letter agreement in June of 2001, pursuant to which Mr. Wheeler received an annual base salary of $275,000, an employment incentive of $100,000 and 3,000 shares of Company stock. Under this agreement, effective July 1, 2002, Mr. Wheeler's annual base salary increased to $300,000 and he received an additional 3,000 shares of Company stock. Mr. Wheeler was also credited with ten years of vested service for purposes of calculating his pension, effective as of June 29, 2001. Mr. Wheeler also receives two years of service for pension purposes in each of the first two years of employment.

     APS and Mr. Levine entered into a five-year employment agreement effective as of October 1, 2002. The agreement provides for Mr. Levine to receive an annual base salary of $550,000. Mr. Levine is also entitled to an incentive bonus of up to 60% of base salary with a target level of 40% of base salary under the officer incentive plan if certain corporate, departmental and individual targets are met. Consistent with the employment agreement, during 2002 the Human Resources Committee granted Mr. Levine performance accelerated stock options and performance share awards under the 2002 Plan (see "Executive Compensation - Option Grants During 2002" and "Executive Compensation - Long-Term Incentive Plan Awards During 2002" for information about the performance accelerated stock options and performance share awards granted to Mr. Levine during 2002). During each year of his employment agreement, APS is also required to request that the Human Resources Committee grant Mr. Levine 2000 performance shares under the 2002 Stock Plan, without any vesting requirement. The 2002 grant of these performance shares is reflected as a "Restricted Stock Award" in the Summary Compensation Table. Mr. Levine was credited with an additional five years of service for pension purposes, resulting in a total of eighteen years of service as of January 2002, and his pension benefit grows at 3% per year until his benefit reaches 70%, which is scheduled to occur when he reaches age sixty. Mr. Levine may also receive additional incentive bonuses upon the Palo Verde Nuclear Generating Station maintaining specified federal and nuclear oversight program ratings, for nuclear safety and for successful outage results.

     The Company has entered into identical severance agreements with each of its executive officers. The Company intends that these agreements provide stability in its key management in the event the Company experiences a change of control. The agreements provide for certain payments if, during the two-year period following a change of control of the Company, the Company involuntarily terminates the officer's employment or the executive terminates his or her own employment following a significant and detrimental change in the executive's employment. The termination payment, if required, is an amount equal to three times the sum of the executive's annual salary at termination plus an annual bonus, as determined by an average over the last four years preceding termination. In addition, the executive is entitled to continued medical, dental and group life insurance benefits at a shared cost for three years. The termination is treated as a normal termination under the Company's stock option and benefit plans, and outplacement services are provided. If Section 4999 of the Internal Revenue Code imposes an excise tax on all or part of the total payments, the agreement further provides for an additional gross up payment equal to the excise tax (plus any penalties and interest) imposed on or with respect to the total payments. "Change of control" includes: (1) an unrelated third party's acquisition of 20% or more of the Company's or APS' voting stock;
(2) a merger or consolidation where either the Company or APS combines with any other corporation such that the Company's or APS' outstanding voting stock immediately prior to merger or consolidation represents less than 60% of the voting stock of the Company or APS immediately after the merger or consolidation, but excluding a merger or consolidation effected to implement a recapitalization in which no unrelated third party acquires more than 20% of the voting stock of the Company or APS; (3) the shareholders of either the Company or APS approve a sale, transfer or other disposition of all or substantially all of the assets of the Company or APS to an unrelated third party; or (4) the case where the composition of either the Board of the Company or of APS changes such that the members of the Board of the Company (the "Company Incumbent Board") or of APS (the "APS Incumbent Board"), as of July 31, 1999, no longer comprises at least 2/3 of the Company's or APS' Board of Directors. For purposes of this latter provision, a person elected to either Board after July 31, 1999, is treated as a member of the Company Incumbent Board or APS Incumbent Board if his or her nomination or election by shareholders was approved by a 2/3 vote of the members then comprising the Company Incumbent Board or APS Incumbent Board, and it does not include anyone who became a director in an actual or threatened election contest relating to the election of directors. No severance benefits will be payable to an officer whose termination is due to retirement, disability, death, voluntary termination, or for "cause" as defined in the agreements. Each of the agreements terminates on December 31st of each year upon six months advance notice by the Company to the officer; if the six months advance notice is not given, the agreements will continue for successive one-year periods until the notice is given.

     Effective January 1, 1992, the Company established a deferred compensation plan for directors and officers of the Company pursuant to which amounts deferred are credited with interest at rates determined by the plan committee appointed by the Board (the "General Plan"). Effective January 1, 1996, the Company established a revocable trust to fund the benefits under the General Plan, the Option II Plan, and certain other benefits. Upon the occurrence of a "change of control" within the meaning of the General Plan and the trust, the interest rate under the General Plan shall be the enhanced rate established by the plan committee, and the trust will become irrevocable and the Company will be required to fully fund the benefits earned under the General Plan and the Option II Plan within 60 days after the occurrence of that event. The "change of control," for purposes of the plans and trust, is defined in the same manner as the "change of control" definition contained in the severance agreements described above.

                       PROPOSAL 2 -- SHAREHOLDER PROPOSAL

WHAT IS THE SHAREHOLDER'S PROPOSAL?

THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENT OF THIS SHAREHOLDER PROPOSAL OR SUPPORTING STATEMENT.

The Company has been advised that the Arizona Safe Energy Coalition (owner of record of 66.921 shares, as of the record date), c/o Betty Schroeder, 5349 West Bar X Street, Tucson, Arizona 85713 intends to present the following proposal at the 2003 Annual Meeting. The proposal and supporting statement exactly as submitted to the Company, are set forth below. The Board of Directors opposes this proposal for the reasons stated on pages 27-28.

WHEREAS:

As long as Palo Verde's nuclear reactors operate, they will continue generating radioactively and thermally hot, irradiated fuel rods that must be cooled, after removal from the Reactor Vessel, and placed in wet storage in the on-site Spent Fuel Pool for at least five years before they can be moved.

In 2002 the President and Congress approved the siting of a federal underground repository for irradiated fuel rods at Yucca Mountain, Nevada. The repository is not yet finally designed or licensed; its construction will not be completed until at least 2010. The nuclear industry describes Yucca Mountain as one single site where all the nation's irradiated fuel rods could be consolidated. However, since the irradiated rods of each plant must be kept at that plant's site temporarily, submerged in water, highly radioactive rods will continue to be scattered at operating plants nationwide as long as nuclear plants continue operating. The irradiated fuel rods must be kept isolated from the biosphere for hundreds of thousands of years.

Capacity at Yucca Mountain is limited by law. Older irradiated fuel rods now being stored at older reactors will have priority for disposal space. There may not be room for a sizable amount of Palo Verde's fuel rods in this first national repository.

The US Nuclear Regulatory Commission has granted many utilities permission to store far more irradiated rods in on-site fuel pools than was intended in their initial design. Robert Alvarez, a former Energy Department senior policy advisor, told a Senate hearing, "An attack against a spent fuel pool could drain enough water to cause a catastrophic radiological fire that cannot be extinguished." He cited a 1997 analysis that said such a fire could contaminate up to 188 square miles.

On February 7, 2002, Homeland Security Director Tom Ridge said that structural changes may be necessary to fortify nuclear plants against September 11 kinds of attacks, and other threats not previously considered. He said, "there may ultimately be some actual bricks and mortar adjustments that are made to some of these facilities."

Construction on-site at Palo Verde reactors, of fortified bunkers or other structures (below- or partially below- grade), that can be concealed from off-site locations and be safeguarded, may be essential for the interim storage on-site of Palo Verde's irradiated fuel rods.

RESOLVED:

In light of heightened public safety concerns, we request that the Company prepare a report, at reasonable cost, that outlines the current vulnerability and substantial risks of the interim storage of irradiated fuel rods at the Palo Verde Plant and that proposes measures to reduce those risks. A copy of the report, omitting proprietary and security information, should be available to shareholders on request by September 2003.

SUPPORTING STATEMENT:

Pinnacle West remains morally responsible and financially liable for Palo Verde, for securing its radioactive wastes, and for protecting workers and the public into the indefinite future. We believe this study is essential for realistic and responsible economic and ethical planning.

WHAT IS THE BOARD'S RESPONSE TO THE PROPOSAL?

           BOARD OF DIRECTORS' STATEMENT AGAINST SHAREHOLDER PROPOSAL

     The Company, APS and the Palo Verde Nuclear Generating Station ("Palo Verde") take pride in our commitment to safety. Protecting the health and safety of the public as well as that of our employees is, and always will be, a top priority.

     In 1982, Congress passed the Nuclear Waste Policy Act ("NWPA"), which requires the federal government to permanently dispose of all spent nuclear fuel generated at the nation's nuclear power plants. Pursuant to the NWPA, the Department of Energy ("DOE") has entered into a contract with APS and the other owners of Palo Verde for the disposal of spent nuclear fuel. Thus, the DOE has both a contractual and a statutory obligation to take possession and dispose of all of the spent nuclear fuel generated at Palo Verde. In 2002, Congress approved the Yucca Mountain site in Nevada as the nation's nuclear waste repository. The DOE, which has responsibility for building Yucca Mountain, has currently scheduled completion of that construction for 2010. However, the DOE's obligation to dispose of spent nuclear fuel from Palo Verde is not contingent upon the completion of, or storage capacities at, Yucca Mountain.

     Until such time as the DOE fulfills its obligation to take possession and dispose of the spent nuclear fuel generated at Palo Verde, the spent fuel will be safely stored onsite in either the spent fuel pools or dry fuel storage systems. The Nuclear Regulatory Commission ("NRC") is the federal government agency that is responsible for licensing and regulating commercial nuclear power plants. This responsibility includes protecting the public health and safety, and the environment, as well as safeguarding nuclear materials and nuclear power plants in the interests of national security. The design and construction of the spent fuel pools and the dry fuel storage systems at Palo Verde are approved and licensed by the NRC. Additionally, the NRC also regulates and inspects their operation.

     After the terrorist attacks of September 11, 2001, the NRC issued a number of advisories to nuclear power plant licensees in order to further strengthen licensees' capabilities and readiness to respond to a potential attack. In February 2002, the NRC issued an order modifying the licenses of all operating nuclear power plants. The NRC order requires the implementation of specified interim safeguards and security compensatory measures in order to address the generalized high-level threat environment post September 11, 2001. These new requirements, which supplement existing requirements, provide the NRC with reasonable assurance that the public health and safety and common defense and security at the nation's commercial nuclear power plants continue to be adequately protected. Palo Verde implemented the measures required by the NRC's order and the NRC has reviewed and inspected Palo Verde's actions and determined that Palo Verde is in compliance. At such time as the NRC imposes additional or new requirements, Palo Verde will also take the steps necessary to meet or exceed these requirements.

     In light of the actions that Palo Verde has taken to enhance security, as well as the continuing NRC reviews in this area, the Company does not believe that it is necessary, prudent, cost-effective or in the best interest of nuclear safety to prepare a report separate and apart from the actions or ongoing reviews being taken by the industry and the NRC.

     Because of the extensive security measures presently in place at Palo Verde to protect the station, including its spent fuel, and the ongoing NRC reviews in this area, the Board believes that this shareholder proposal is not in the best interests of the Company's shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                             ADDITIONAL INFORMATION

HOW DO WE SUBMIT SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING?

     Shareholders who intend to have their proposals considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting of the Company's shareholders and who wish to present the proposal at that meeting must submit the proposal in accordance with the applicable rules of the SEC. The Company must receive the proposal at its principal executive office on or before December 9, 2003. Shareholders who intend to present proposals at the 2004 Annual Meeting but do not wish them included in the proxy statement and form of proxy must submit the proposal by the close of business on February 21, 2004, but not earlier than January 22, 2004, in accordance with the applicable provisions of the Company's Bylaws, a copy of which is available upon written request to the Office of the Secretary. If a shareholder submits a proposal after the close of business on February 21, 2004, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2004 Annual Meeting. The Company suggests that proponents submit their proposals to the Office of the Secretary by Certified Mail - Return Receipt Requested.

HOW MANY ANNUAL REPORTS AND PROXY STATEMENTS ARE DELIVERED TO A SHARED ADDRESS?

     If you and one or more shareholders of Company stock share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as "householding." Any registered shareholder who wishes to receive separate copies of an annual report or proxy at the same address now or in the future may:

     *    call Shareholder Services at 1-800-457-2983;
     * mail a request to receive separate copies to Shareholder Services at P.O. Box 52133, Phoenix, AZ 85072-2133; or
     *    e-mail a request to: shareholderdept@pinnaclewest.com.

     Shareholders who own Company stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their broker.

     Shareholders currently receiving multiple copies of an annual report and proxy at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number and addresses.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     The Board of Directors is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. Proxies are primarily sent by mail, although the Company may solicit consenting shareholders over the internet. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the distribution of proxy solicitation materials and the solicitation of proxies for approximately $7,500. As required, the Company will reimburse brokerage houses and others for their out-of-pocket expenses in forwarding documents to beneficial owners of stock.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                                (March 19, 2003)

I.   GENERAL

     The Audit Committee is a committee of the Board of Directors of the Company. Its primary function is to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

     The Audit Committee will report regularly to the Board.

II.  COMMITTEE COMPOSITION AND MEMBER QUALIFICATIONS

     The Audit Committee will consist of three or more directors who meet the independence and experience requirements of the New York Stock Exchange ("NYSE").

     No Audit Committee member may simultaneously serve on the audit committee of more than three public companies, including the Company.

     Each member of the Audit Committee must meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), as reflected in Commission Release No. 33-8173 (January 8, 2003). Under these requirements, a member of the Audit Committee will not be considered independent if he or she (i) accepts any consulting, advisory, or other compensatory fee from the Company (other than in his or her capacity as a member of the Board or a Board committee) or (ii) is an affiliated person of the Company or any of its subsidiaries. The Board will determine whether the Audit Committee members meet the required independence standards.

     At least one member of the Audit Committee shall be an "audit committee financial expert," as defined by the Commission.

     The Board will select the members of the Audit Committee on at least an annual basis. Members of the Audit Committee may be removed by the Board at any time.

III. MEETINGS

     The Committee will meet as often as it determines, but not less frequently than quarterly. The Committee may create subcommittees and vest those subcommittees with the authority of the full Committee with respect to specific matters delegated to such subcommittees.

     The Committee will meet separately, at least quarterly, with each of management, the internal auditors, and the independent auditor.

IV.  AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

     GENERAL

     (1) The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

     (2) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the DE MINIMUS exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals are presented to the full Audit Committee at its next scheduled meeting.

     (3) The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and any such advisors.

     OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

     (4)  Review and evaluate the lead partner of the independent auditor team.

     (5)  Discuss  with  the  independent  auditor  at  least  annually  (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and
          (d) all relationships between the independent auditor and the Company. In addition to discussing the foregoing matters with the independent auditor, the Committee shall take other appropriate actions as it may deem necessary to satisfy itself of the independent auditor's independence. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     (6)  Ensure the rotation of the audit partners as required by law.

     (7) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     (8) Discuss with the independent auditor any issues on which the Company's audit team consulted the independent auditor's national accounting office on auditing or accounting issues presented by the engagement and, if the Committee deems it necessary or appropriate, discuss such issues directly with the national accounting office.

     (9) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

     OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     (10) Review and concur in the appointment, replacement or dismissal of the director of audit services.

     (11) Review the significant reports to management prepared by the internal auditing department and management's responses.

     (12) Discuss  with  the  independent  auditor  and the  director  of  audit
          services   the   responsibilities,   budget,   and  staffing  and  any
          recommended changes in the planned scope of the internal audit.

     FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     (13) Review and discuss with management and the independent auditor, prior to the filing of the Company's Annual Report on Form 10-K, (a) the annual audited financial statements contained in the Form 10-K, and
          (b) the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Form 10-K.

     (14) Review and discuss with management and the independent auditor, prior to the filing of the Company's Quarterly Report on Form 10-Q, (a) the Company's quarterly financial statements contained in the Form 10-Q, as well as the results of the independent auditor's review of the quarterly financial statements, and (b) the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Form 10-Q.

     (15) Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     (16) Review and discuss quarterly reports from the independent auditors on:

          (a)  All critical accounting policies and practices to be used.

          (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     (17) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

     (18) Discuss with management and the independent  auditor the effect on the
          Company's   financial   statements   of  regulatory   and   accounting
          initiatives and off-balance sheet structures.

     (19) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     (20) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     (21) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     COMPLIANCE OVERSIGHT RESPONSIBILITIES

     (22) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. Generally, Section 10A(b) requires the independent auditor, if it detects or becomes aware of any illegal act, to ensure that the Audit Committee is adequately informed.

     (23) Review management's monitoring of the Company's compliance with the Company's Ethics Policy and Standards of Business Practices.

     (24) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     (25) Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

     (26) Conduct a Committee self-assessment on at least an annual basis to determine whether the Committee is functioning effectively, consistent with the self-assessment process reflected in the Company's corporate governance principles (see Paragraph 3(f) of the Corporate Governance Committee Charter).

     (27) Review this Audit Committee Charter at least annually and, if appropriate, recommend changes to the Board of Directors.

V.   AUDIT COMMITTEE'S ROLE - GENERAL

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Ethics Policy and Standards of Business Practices.

     This Audit Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties, under applicable state law.

Effective as of March 19, 2003.


                                        /s/ William J. Post
                                        ----------------------------------------
                                        William J. Post, Chairman of the Board
                                        and Chief Executive Officer


                                        /s/ Martha O. Hesse
                                        ----------------------------------------
                                        Martha O. Hesse, Director and Chairman
                                        of the Audit Committee of the Board of
                                        Directors

                                   APPENDIX B

                         CORPORATE GOVERNANCE GUIDELINES

     The following Corporate Governance Guidelines (the "Guidelines") have been adopted by the Board of Directors (the "Board") of Pinnacle West Capital Corporation (the "Company" or "Pinnacle West") to assist the Board in the exercise of its responsibilities. These Guidelines reflect the Board's commitment to monitor the effectiveness of policy and decision-making, both at the Board and management level, with a view to enhancing shareholder value over the long term. These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or Articles of
Incorporation or Bylaws of the Company. The Guidelines are subject to modification from time to time by the Board.

                          RESPONSIBILITIES OF THE BOARD

1.   GENERAL RESPONSIBILITIES OF THE BOARD.

     Under Arizona law, "the business and affairs of the [Company] shall be managed under the direction of [the Board]."

2.   SPECIFIC PRINCIPAL RESPONSIBILITIES OF THE BOARD.

     (a) COMPLIANCE WITH LAW AND MAINTENANCE OF ETHICAL BUSINESS ENVIRONMENT. The Board recognizes the importance of the Company operating as an ethical and law-abiding company. The Board is responsible for overseeing the Company's compliance with its Ethics Policy and its Standards of Business Practices (the "Policy"), as revised from time to time (the Policy is currently being revised to reflect recent legislative developments and regulatory pronouncements).

     (b) PROVISION OF CRITICAL OVERSIGHT. In addition to its other duties and responsibilities, the Board is responsible for providing critical oversight of the Company's business in the best interests of its shareholders and other stakeholders.

     (c)  CHIEF EXECUTIVE OFFICER PERFORMANCE REVIEW AND SUCCESSION PLANNING.

          (i) The Human Resources Committee reviews and approves corporate goals and objectives relevant to CEO and officer compensation and assesses performance in light of those goals and objectives. The Board is responsible for determining whether Company officers should be retained, replaced or removed. In carrying out this responsibility, the Board will give due consideration to the CEO selecting and maintaining members of his or her management team.

          (ii) The Board is responsible for establishing and annually reviewing a CEO succession plan.

     (d) ROLE OF BOARD COMMITTEES. The Board has four standing Committees, each of which performs the key responsibilities reflected in its respective Charter:

          (i)  Audit Committee: See Audit Committee Charter (Attachment A) *;

----------
*    Attachments have been intentionally omitted.

          (ii) Human Resources Committee: See Human Resources Committee Charter (Attachment B) *;

         (iii) Finance and Operating Committee: See Finance and Operating Committee Charter (Attachment C) *; and

          (iv) Corporate   Governance   Committee:   See  Corporate   Governance
Committee Charter (Attachment D) *.

3.   RESPONSIBILITIES OF INDIVIDUAL DIRECTORS.

     (a) GENERAL. Each Director is expected to individually contribute to the Board's satisfaction of its principal responsibilities.

     (b) ATTENDANCE AT MEETINGS. Each Director is expected to be present at all Board meetings and meetings of Committees on which he or she serves.

     (c) COMMITMENT OF SUFFICIENT TIME. Each Director is expected to spend the necessary time to properly discharge his or her responsibilities as a Director, including reviewing any written materials provided to the Board or Committee in advance of Board or Committee meetings. The Company will provide the Board and Committees with the necessary written materials sufficiently in advance of each meeting to permit appropriate review by each Director.

               STRUCTURE, COMPOSITION AND OPERATIONS OF THE BOARD

1.   INDEPENDENCE OF THE BOARD.

     The Board shall be comprised of a majority of directors who qualify as independent directors ("Independent Directors") under listing standards of the New York Stock Exchange and any applicable rules and laws.

2.   SIZE OF THE BOARD.

     The Board shall consist of at least nine and no more than twenty-one directors.

3.   DIRECTOR QUALIFICATIONS.

     The Corporate Governance Committee is responsible for identifying and recommending to the Board individuals qualified to become Directors. A Director must be a shareholder of the Company. In addition, the Board believes that the following qualities should be taken into account when determining whether to nominate an individual as a Director: integrity; specific or general skills or experience; wisdom; understanding of the Company's business environment; and willingness to devote adequate time to Board duties.

----------
*    Attachments have been intentionally omitted.

4.   RETIREMENT POLICY.

     The Board has adopted a retirement policy for Directors. Under that policy, no Director after having attained the age of 70 years shall be nominated for re-election or reappointment to the Board.

5.   EMPLOYMENT OF DIRECTORS.

     The Board does not believe that Directors who retire or change the position they held when they became a member of the Board should necessarily leave the Board. The Corporate Governance Committee periodically shall review the continued appropriateness of Board membership.

6.   BOARD COMPENSATION.

     The form and amount of Director compensation is recommended to the full Board of Directors by the Human Resources Committee in accordance with its Charter. Board compensation should reflect both the workload and scope of responsibilities associated with Board service, with due consideration being given to applicable rules and regulations.

     The Company's executive officers shall not receive additional compensation for their service as Directors.

7.   BOARD AND COMMITTEE SELF-ASSESSMENT.

     The Board and each Board Committee shall conduct an annual self-assessment to determine whether the Board, its committees and the individual Directors are functioning effectively. The Corporate Governance Committee is responsible for developing Board and Committee self-assessments and implementing the self-assessment process.

8.   BOARD ACCESS TO MANAGEMENT.

     Directors shall have full and free access to the management of the Company and, as necessary and appropriate, independent advisors.

9.   DIRECTOR ORIENTATION AND CONTINUING EDUCATION.

     All new Directors will participate in the Company's orientation program, which will be conducted shortly after a new Director is elected or appointed. Continuing education shall be available to Directors in areas related to their service on the Board.

Effective as of March 19, 2003.

                                   APPENDIX C

                         DIRECTOR INDEPENDENCE STANDARDS

BACKGROUND

     The New York Stock Exchange ("NYSE") has proposed amendments to its listing standards to require NYSE-listed companies, such as the Company, to have a majority of "independent directors." On March 12, 2003, the NYSE filed with the Securities and Exchange Commission (the "SEC"), proposed rules (the "Proposed Rules") regarding director independence. The Proposed Rules amend proposed director independence rules the NYSE filed with the SEC on August 16, 2002. The Proposed Rules include a list of relationships that would prevent a director from being independent under NYSE listing standards. Commentary to the Proposed Rules includes the following language on this topic:

     It is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company. Accordingly, we think it best that boards making "independence" determinations broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with the company, the board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships (among others). The basis for a board determination that a relationship is not material should be disclosed in the company's annual proxy statement.

     In discussing a board's determination of the "independence" of a director, commentary to the Proposed Rules includes the following language:

     [A] board may adopt and disclose categorical standards to assist it in making determination of independence, and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained. A company must disclose any standard it adopts. It may then make the general statement that the independent directors meet the standards set by the board without detailing the particular aspects of the immaterial relationships between individual directors and the company.

     In furtherance of proactive corporate governance practices, the Company's Board of Directors believes it is appropriate to adopt director independence standards designed to comply with the Proposed Rules and to evaluate each director's independence in light of these standards. The Board of Directors recognizes that the final NYSE listing standards on director independence may require modification of these Director Independence Standards or ratification or reevaluation of director independence determinations.

DIRECTOR INDEPENDENCE STANDARDS

(1) For purposes of these Director Independence Standards, the term "Independent" has the meaning ascribed to such term in the Proposed Rules requiring NYSE-listed companies to have a majority of "independent" directors.

(2) The Company will publicly disclose director independence determinations in accordance with NYSE rules and/or applicable law.

(3) No director qualifies as Independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). The Board may make this determination upon its finding that a director does not have any of the relationships or interests described in Paragraphs 4-7 below.

(4) A director who receives or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service) is presumed not to be Independent until five years after he or she ceases to receive more than $100,000 per year in such compensation. The Board of Directors may negate this presumption with respect to a director if the Board determines (and no Independent director dissents) that, based upon the relevant facts and circumstances, such compensatory relationship is not material.

(5) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former auditor of the Company is not Independent until five years after the end of either the affiliation or the auditing relationship.

(6) A director who is employed, or whose immediate family member is employed as an executive officer of another company where any of the Company's present executive officers serves on that company's compensation committee is not Independent until five years after the end of such service or the employment relationship.

(7) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company (a) that accounts for at least 2% or $1 million, whichever is greater, of the Company's consolidated gross revenues, or (b) for which the Company accounts for at least 2% or $1 million, whichever is greater, of the other company's consolidated gross revenues, in each case is not Independent until five years after falling below such threshold.

(8) For purposes of Paragraphs 4-7 above (a) immediate family members consist of a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such person's home, and (b) the five year "look back" period will not include any years before January 1, 2002.

(9) Nothing in these Director Independence Standards prohibits the Board of Directors from determining that a director is not Independent based on other relationships or transactions not specifically described in Paragraphs 4-7 above.

(10) Nothing in these Director Independence Standards prohibits the Board of Directors from adopting additional or different qualifications for director membership on a Board committee, it being understood that such qualifications will be separately approved by the Board and included in such Board committee's charter.

Effective as of March 19, 2003.

                                        /s/ William J. Post
                                        ----------------------------------------
                                        William J. Post, Chairman of the Board
                                        and Chief Executive Office

                                     [LOGO]
                       PINNACLE WEST CAPITAL CORPORATION

Dear Shareholders,

The 2003 Annual Meeting of Shareholders of Pinnacle West Capital Corporation will be held at the Herberger Theater Center, 222 East Monroe St., Phoenix, Arizona on May 21, 2003 at 10:30 a.m. Mountain Standard Time. At the meeting, shareholders will be asked to elect four (4) Class III Directors to serve on the Board until 2006 Annual Meeting and to vote on a shareholder proposal.

Your vote is important and you may vote your proxy in one of three ways - by internet, by telephone, or by mail. The reverse side of this letter provides the information for all three (3) voting options.

We encourage you to attend the meeting
and have provided this map
for your reference.

Sincerely,                                   [MAP OF DIRECTIONS TO MEETING]

                                        In accordance with Item 304 of
                                        Regulation S-T of the Securities
                                        Exchange Act of 1934, the map on this
                                        proxy card provides directions to the
                                        annual meeting. The meeting will be held at 222 East Monroe Street which is one block north of Adams Street and one block south of Van Buren Street, between 2nd Street and 3rd Street.


Nancy C. Loftin,
Vice President, General Counsel and Secretary

--------------------------------------------------------------------------------
PROXY FORM             Pinnacle West Capital Corporation              PROXY FORM
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 21, 2003.

The undersigned hereby appoints William J. Post and Nancy C. Loftin, individually and together, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Pinnacle West Capital Corporation, to be held May 21, 2003, at ten-thirty a.m. (10:30 a.m.), Mountain Standard Time, and at any adjournment thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present. The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

Voting with respect to the election of Directors may be indicated on the reverse of this card. Nominees for Director are: Class III - Jack E. Davis, Pamela Grant, Martha O. Hesse and William S. Jamieson, Jr.

             THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE.
 IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE (1) AND
                           AGAINST PROPOSAL TWO (2).

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE (1) AND AGAINST PROPOSAL TWO (2).
--------------------------------------------------------------------------------

                            FOR   WITHHOLD                                                     FOR       AGAINST      WITHHOLD
                            ---   --------                                                     ---       -------      --------
1. Election of Directors    [ ]     [ ]                2. Approval of a shareholder proposal   [ ]         [ ]          [ ]
   FOR ALL EXCEPT_________________________
   Nominees:                                              ____________________________________________________________________
                  CLASS III                               Signature                                      Date
                  ---------
   01. Jack E. Davis   03. Martha O. Hesse                ____________________________________________________________________
   02. Pamela Grant    04. William S. Jamieson, Jr.       Signature                                      Date

                                                          All owners should sign as their name appears at left. Fiduciaries, trustees, corporate officers should indicate title and authority.
                                                          Check if:
                                                          [ ] You consent to viewing the Annual Report and Proxy materials via the internet instead of receiving them in the mail in the future.

================================================================================
                    Fold and detach here to mail proxy card

--------------------------------------------------------------------------------
                         VOTE BY INTERNET OR TELEPHONE

                       QUICK         EASY       IMMEDIATE
--------------------------------------------------------------------------------

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                VOTE BY INTERNET
Go to www.voteyourproxy.com and follow the instructions. Have your proxy card available when you access the website. You will be prompted to enter the following information in the order below on the vote screen:
Enter all leading zeros:

     Control Number               Company Code              Account Number

                                 VOTE BY PHONE
Call toll-free 1-800-457-2983 from a touch-tone telephone. Have your proxy card available when you call. You will be prompted to enter the following number from your telephone keypad:

   (This information must be a 20 digit continuous string - enter all zeros)

Votes cannot be accepted by phone between the hours of 9:00 p.m. and 2:30 a.m., MST.

                                  VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

        IF YOU VOTE BY INTERNET OR BY PHONE, DO NOT MAIL YOUR PROXY CARD
                             THANK YOU FOR VOTING.